Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is entered into as of this 18th day of January, 2024 (the “Effective Date”), by and between (1) Nathan Haas (the “Consultant”), and (2) Vitro Biopharma, Inc., a Nevada corporation (the “Company”) and having its principal place of business at 3200 Cherry Creek Drive South, Suite 410, Denver, Colorado 80209. The Company and Consultant are collectively referred to herein as the “Parties”.

WHEREAS, the Company is a an innovative biotechnology company targeting autoimmune diseases and inflammatory disorders;

WHEREAS, Consultant is operating as a financial and business consultant;

WHEREAS, the Company desires to retain Consultant, and Consultant desire to be retained by the Company;

NOW, THEREFORE, in consideration of the premises and promises, warranties and representations herein contained, it is agreed as follows:

1. DUTIES. (a) The Company hereby engages the Consultant and the Consultant hereby accepts engagement as a strategy business consultant to the Company. It is understood and agreed, and it is the express intention of the parties to this Agreement, that the Consultant is an independent contractor, and not an employee or agent of the Company for any purpose whatsoever. Consultant shall perform all duties and obligations as described in this Section and agrees to be available at such times as may be scheduled by the Company. It is understood, however, that the Consultant will maintain Consultant’s own business in addition to providing services to the Company. The Consultant agrees to promptly perform all services required of the Consultant hereunder in an efficient, professional, trustworthy and businesslike manner. In such capacity, Consultant will utilize only materials, reports, financial information or other documentation that is approved in writing in advance by the Company.

(b) Description of Consulting Services. The Consultant agrees, to the extent reasonably required in the conduct of its business with the Company, to place at the disposal of the Company its judgment and experience and to provide financial and business advice to the Company including, but not limited, to (a) help drafting a public filings, (b) help preparing and/or reviewing a valuation analysis, (c) help drafting marketing materials and presentations, (d) reviewing the Company’s business requirements and discuss financing and businesses opportunities, (e) investor marketing, (f) investor relations introductions, (g) legal counsel introductions and review, (h) auditor introductions, (i) investment banking and research introductions, (j) M&A canvassing and ways to grow the business organically, and (k) stand-by capital markets advisory services as needed.

2. TERM. The Term of this Agreement is four (4) months, at which point this Agreement can be extended for another three (3) months with the consent of both Parties in writing.

3. COMPENSATION. For services rendered hereunder, the Company shall pay to the Consultant a nonrefundable monthly consulting fee of Fifteen Thousand Dollars ($15,000), which will be fully earned by the Consultant upon the Company’s execution of this Agreement and will be payable to the Consultant within 10 days thereof. For avoidance of doubt, the sum of the consulting agreement will equal $60,000 and the first payment will be within ten (10) business days of the execution of this Agreement. The second payment will be due thirty (30) days thereafter and will continue every thirty (30) days thereafter for the duration of the Agreement.

4. EXPENSES. The Company agrees to reimburse the Consultant from time to time for reasonable and pre-approved (in writing, including via email) out-of-pocket expenses incurred by Consultant in connection with its activities under this Agreement.

6. CONFIDENTIALITY. All knowledge and information of a proprietary and confidential nature relating to the Company which the Consultant obtains during the term of this Agreement from the Company or the Company’s employees, agents or other consultants shall be for all purposes regarded and treated as strictly confidential for so long as such information remains proprietary and confidential and shall be held in trust by the Consultant solely for the Company’s benefit and shall not be directly or indirectly disclosed by the Consultant to any other person without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion.

7. INDEPENDENT CONTRACTOR STATUS. Consultant understands that since the Consultant is not an employee of the Company, the Company will not withhold income taxes or pay any employee taxes on its behalf, nor will it receive any fringe benefits. The Consultant shall not have any authority to assume or create any obligations, express or implied, on behalf of the Company and shall have no authority to represent the Company as agent, employee or in any other capacity that as herein provided.

8. TERMINATION. This Agreement may be terminated by mutual consent of both Parties at any time, provided, however, that termination shall not relieve the Company from paying the compensation provided for hereunder.

9. NO THIRD-PARTY RIGHTS. The Parties warrant and represent that they are authorized to enter into this Agreement and that no third parties, other than the Parties hereto, have any rights to or interest in any of the services contemplated hereby.

10. ABSENCE OF WARRANTIES AND REPRESENTATIONS. Each Party acknowledges that it has executed and delivered this Agreement without having relied upon or being induced by any agreement, warranty or representation of fact or opinion of any person not expressly set forth herein. All representations and warranties of either Party contained herein shall survive its execution and delivery.

12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

12. ATTORNEY’S FEES. In the event of any controversy, claim or dispute between the Parties arising out of or in any manner relating to this Agreement, the prevailing Party in any action brought to resolve such controversy, claim or dispute shall be entitled to recover reasonable attorney’s fees and costs.

13. VALIDITY. If any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity enforceability of any other paragraph, sentence, term and provision hereof. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by the Parties hereto by written amendment to preserve its validity.

2

14. NON-DISCLOSURE OF TERMS. The terms of this Agreement shall be kept confidential, and no Party, employee, agent or other representative or such Party shall disclose its contents to any third party except as required by law or as necessary to comply with applicable law.

15. BOARD ACTION. As a condition to the effectiveness of this Agreement, the Company will deliver to the Consultant a true and correct copy of the Unanimous Written Consent of the Board of Directors of the Company, executed by each member of such Board, in the form attached as Exhibit A hereto.

16. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and cannot be altered or amended except by a written amendment duly executed by both Parties.

17. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign any of its rights or obligations hereunder without the prior written consent of the other Party, which consent may be withheld for any reason. Any purported assignment in violation of this Section shall be null and void.

3

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

The Company		The Consultant

Vitro Biopharma, Inc.		Nathan Haas
a Nevada corporation		individually

/s/ Christopher Furman		/s/ Nathan Haas
By:	Christopher Furman	By:	Nathan Haas
	Chief Executive Officer		individually

4

Exhibit A

UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS

OF

VITRO BIOPHARMA, INC.

The undersigned, representing all the members of the Board of Directors (“Board”) of VITRO BIOPHARMA, INC., a Nevada corporation (the “Company”), hereby take the following actions and adopt the following resolutions by written consent without a meeting of the Board, to be effective as of January 18, 2023:

1. Authority to Act by Written Consent.

RESOLVED, that pursuant to Section 78.315.2 of the Business Corporations Act, as amended, of the State of Nevada, any action authorized in writing by all of the directors entitled to vote thereon and filed with the minutes of the Company shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

2. Ratification of Consulting Agreement & Mutual Release Agreement

RESOLVED, that the Chief Executive Officer of the Company executed and delivered to Nathan Haas (the “Consultant”) the Consulting Agreement between the Company and Consultant dated January 18, 2023 (“Consulting Agreement”), a copy of which is attached hereto.

RESOLVED, that the Board hereby ratifies and confirms the Mutual Release Agreement (the “Mutual Release Agreement”) in connection with the desire to fully and completely resolve all items potentially pending between them, including without limitation all matters that were or could have been raised in connection with Haas’s employment, his resignation from the Company, and historical Company acts.

RESOLVED, that the Board has reviewed the Agreements and believes it to be advisable and in the best interests of the Company, and accordingly, hereby approves, adopts, consents to, votes for, ratifies and confirms the Agreements, and hereby directs, authorizes and empowers the Chief Executive Officer of the Company to perform the obligations of the Company thereunder as he may deem necessary or appropriate.

3. Omnibus Resolutions.

RESOLVED, that the officers of the Company are authorized and empowered to take all such actions (including, without limitation, soliciting appropriate consents or waivers from the stockholder) and to execute and deliver and file all such documents and pay all such expenses as may be necessary or advisable to carry out the intent and accomplish the purposes of the foregoing resolutions and to effect any transactions contemplated thereby and the performance of any such actions and the execution and delivery of any such documents shall be conclusive evidence of the approval of the Board thereof and all matters relating thereto.

5

RESOLVED, that the omission from these resolutions of any approval or other arrangement contemplated by any of the approvals or instruments described in the foregoing resolutions or any action to be taken in accordance with any requirements of any of the approvals or instruments described in the foregoing resolutions shall in no manner derogate from the authority of the Board or the officers of the Company to take all actions necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions.

This action shall be filed with the minutes of the proceedings of the Board and shall be effective as of the date of execution below. Any copy, facsimile or other reliable reproduction of this action may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction be a complete reproduction of the entire original writing.

IN WITNESS WHEREOF, the undersigned directors of the Board of the Company have set his hand to this Unanimous Written Consent of the Board of Directors as of the date first above written.

By:
Name:	Christopher Furman
Title:	Director

By:
Name:	James R. Musick
Title:	Director

By:
Name:	Caroline Mosessian
Title:	Director

By:
Name:	John Packs
Title:	Director

6